                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                         BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                One Norwalk West
                               40 Richards Avenue
                           Norwalk, Connecticut 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1997

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Tara Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on the 18th day of November, 1997 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect three Class I Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 1997, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Tara Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary

Norwalk, Connecticut
October 15, 1997

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Norwalk, Connecticut
                                                                October 15, 1997

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Tara Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on the 18th day of November, 1997 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 15, 1997.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for any other matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 1997 consisted of 15,288,881 shares of Class A Common Stock and 1,835,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, but only so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 1997 the number of outstanding shares of Class B Common Stock constituted approximately 10.7% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class of Class A Common Stock or Class B Common Stock representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1997 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and
(d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                                 AMOUNT & NATURE
                                                  OF OWNERSHIP                         PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------- --------------      -------------       ----------     ----------
Shufro Rose & Ehrman...................    1,437,000(2)               0              9.4%(2)         --
  745 Fifth Avenue
  New York, New York 10151
Oppenheimer Group, Inc.................    1,436,500(3)               0              9.4%(3)         --
  One World Financial Center
  37th Floor
  New York, New York 10281
Gabelli Funds, Inc.....................    1,109,400(4)               0              7.3%(4)         --
  One Corporate Center
  Rye, New York 10580
The TCW Group, Inc.....................    1,010,700(5)               0              6.6%(5)         --
  865 South Figueroa Street
  Los Angeles, California 90017
Dimensional Fund Advisors, Inc.........      838,200(6)               0              5.5%(6)         --
  1299 Ocean Ave., 11th floor
  Santa Monica, California 90401
Akira Hara(7)..........................      830,084(8)         322,266(9)           5.4%          17.0%
  Baldwin Japan Limited
  2-4-34 Toyo 2-chome, Kotoh-ku
  Tokyo 135, Japan
Wendell M. Smith(7)(10)................      674,493(8)(11)     587,016(9)           4.4%          31.3%
  10 Manor House
  Smith's FL07, Bermuda
Gerald A. Nathe(7).....................      471,000(8)(12)     471,810(9)           3.0%          23.7%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854

                                                              BENEFICIAL OWNERSHIP
                                        -----------------------------------------------------------------
                                                 AMOUNT & NATURE
                                                  OF OWNERSHIP                         PERCENT OF
NAME AND ADDRESS                        ---------------------------------       -------------------------
OF BENEFICIAL OWNER                       CLASS A(1)         CLASS B(1)         CLASS A(1)     CLASS B(1)
--------------------------------------- --------------      -------------       ----------     ----------
Jane G. St. John(13)...................      377,736            404,864              2.5%          22.1%
  P.O. Box 3236
  Blue Jay, California 92317
William J. Lauricella..................       76,011(8)(14)      57,666(9)             *            3.1%
  Baldwin Technology Company, Inc.
  40 Richards Avenue
  Norwalk, Connecticut 06854
S. Roger Johansson.....................       28,333(8)               0                *             --
  Baldwin Amal AB
  V:a Bangatan 8, Box 9
  S662 21 Amal, Sweden
M. Richard Rose(7).....................       10,328(8)          20,672(9)             *            1.1%
  4606 Willow Cove
  Geneva, New York 14456
Judith A. Booth(7).....................        7,795(8)(15)         205(9)             *              *
  4301 Silver Fox Drive
  Naples, Florida 34119
Samuel B. Fortenbaugh III(7)...........        7,328(8)             672(9)             *              *
  Morgan, Lewis & Bockius
  101 Park Avenue
  New York, New York 10178
Ralph R. Whitney, Jr.(7)...............        5,328(8)         100,672(9)             *            5.5%
  Hammond Kennedy Whitney & Co.
  230 Park Avenue
  New York, New York 10169
John T. Heald, Jr.(7)..................          500                  0                *             --
  Union Camp Corporation
  1600 Valley Road
  Wayne, New Jersey 07470
All executive officers and directors of
  the Company as a group (including 10
  individuals, named above)(16)........    2,111,200(8)       1,560,979(9)          13.3%          73.6%
                                              (11)(12)
                                              (14)(15)

---------------
  * = Less than 1%.

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount shown as Class A Common Stock does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows:
     Mr. Hara, 1,152,350 -- 7.3%; Mr. Smith, 1,261,509 -- 7.9%; Mr. Nathe,
     942,810 -- 5.9%; Mrs. St. John, 782,600 -- 4.97%; with less than 1%, Mr.
     Lauricella, 133,677; Dr. Rose, 31,000; Mr. Fortenbaugh, 8,000; Ms. Booth, 8,000; Mr. Whitney, 106,000; Mr. Heald, 500; Mr. Johansson, 28,333 and as to all executive officers and directors of the Company as a group, 3,672,178 or 21.1%.

 (2) Amount and Nature of Ownership is based on a Schedule 13G dated February 14, 1997 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 1996; Percent of Class has been recalculated as of August 31, 1997.

 (3) Amount and Nature of Ownership is based on a Schedule 13G dated October 7, 1997 filed with the SEC reporting beneficial ownership of securities of the Company held by the named beneficial owner; Percent of Class recalculated to show Percent of Class A only (filing shows 8.4% of total Class A and Class B shares outstanding).

 (4) Amount and Nature of Ownership is based on a Schedule 13D dated June 16, 1997 filed with the SEC reporting beneficial ownership of securities of the Company held by certain entities and persons affiliated with the named beneficial owner; Percent of Class has been recalculated as of August 31, 1997.

 (5) Amount and Nature of Ownership is based on a Schedule 13G dated February 12, 1997, filed with the SEC reporting beneficial ownership of securities of the Company held by certain affiliates of the named beneficial owner as of December 31, 1996; Percent of Class has been recalculated as of August 31, 1997.

 (6) Amount and Nature of Ownership is based on a Schedule 13G dated February 5, 1997, filed with the SEC; Percent of Class has been recalculated as of August 31, 1997. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, was deemed to have had beneficial ownership of 838,200 shares of the Company's stock as of December 31, 1996, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicle for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Member of the Board of Directors of the Company.

 (8) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 81,666 shares; Mr. Smith, 70,666 shares; Mr. Nathe, 300,000 shares; Mr. Lauricella, 69,999 shares; Dr. Rose, 2,684 shares; Mr. Fortenbaugh, 5,328 shares; Ms. Booth, 1,795 shares; Mr. Whitney, 5,328 shares; and Mr. Johansson, 28,333 shares.

 (9) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Hara, 61,666 shares; Mr. Smith, 38,333 shares; Mr. Nathe, 151,666 shares; Mr. Lauricella, 31,666 shares; Dr. Rose, 672 shares; Mr. Fortenbaugh, 672 shares; Ms. Booth, 205 shares; and Mr. Whitney, 672 shares.

(10) The record owner of 587,750 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation (or its nominee, Murdoch & Company under a Pledge Agreement between Polestar and the Bank of Bermuda under which Mr. Smith retains voting rights to said shares). The record owner of 20,668 of such shares of Class B Common Stock is Polestar Limited. All outstanding shares of capital stock of Polestar Corporation and Polestar Limited are owned beneficially and of record by Wendell M. Smith.

(11) Includes 4,943 shares of Class A Common Stock held in Mr. Smith's IRA account. Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

(12) Includes 11,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreements section below.

(13) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of a subsidiary of the Company, 8,902 shares of Class A Common Stock held in Mr. St. John's account under the Company's Profit Sharing and Savings Plan, 4 shares of Class A Common Stock held for Mr. St. John in the Stock Bonus Fund of said Plan and 28,333 shares of Class A Common Stock subject to options which are exercisable within 60 days. Also includes an aggregate of 4,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

(14) Includes 6,011 shares of Class A Common Stock held in Mr. Lauricella's account under the Company's Profit Sharing and Savings Plan and 1 share of Class A Common Stock held for Mr. Lauricella in the Stock Bonus Fund under said Plan.

(15) Includes 5,000 shares held in trust and 1,000 shares owned jointly with Ms. Booth's husband.

(16) Does not include 101,000 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Booth (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     At this year's Annual Meeting, three Directors will be elected to Class I. If elected, their new terms will expire at the Annual Meeting in 2000. Wendell
M. Smith and Samuel B. Fortenbaugh III, nominated to serve as Class I directors, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class. Judith A. Booth, also nominated to serve as a Class I director, may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee.

NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING:

CLASS I

     Wendell M. Smith, age 62, has been a Director of the Company since 1984. He served as Chairman of the Board from November, 1988, through February, 1997; was Chief Executive Officer from 1984 through October, 1995 and was President from 1984 through August, 1993. He is the founder and President of Polestar Limited, and currently serves as a director of Bowne & Co., Inc., a provider of financial and commercial printing services.

     Samuel B. Fortenbaugh III, age 63, is a Senior Partner and member of the Executive Committee of the law firm of Morgan, Lewis & Bockius, L.L.P., counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987.

     Judith A. Booth, age 55, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Booth was Vice President of Courier Corporation, the sixth largest book printer in the U.S. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

OTHER DIRECTORS:

CLASS II (Term will expire at the 1998 Annual Meeting)

     Gerald A. Nathe, age 56, has served as Chairman of the Board of the Company since February, 1997, as Chief Executive Officer since October 1995, as President since August, 1993 and as a Director since 1987. He was a Vice President of the Company from July, 1990 through August, 1993. He has also served as President of Baldwin Americas Corporation since he joined the Company in 1990, a position he continues to hold.

     M. Richard Rose, age 64, has served as a Director of the Company since 1989. He is President Emeritus of the Rochester Institute of Technology, where he served as President and Chief Executive Officer from 1979 through June, 1992, when he retired. He is currently Chairman of the Board of Trustees of Roberts Wesleyan College and Vice Chairman of the local development authority of Seneca County, New York. He is a director of Unimail Corporation, a mail service company located in Rochester, New York.

CLASS III (Term will expire at the 1999 Annual Meeting)

     Akira Hara, age 62, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989. He has been President of Baldwin Japan Limited since 1979. In April of 1997, Mr. Hara was named President of the Company's Graphic Products and Controls Group.

     Ralph R. Whitney, Jr., age 62, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its President and Chief Executive Officer. He also serves as a director and Chairman of IFR Systems, Inc., a communications test equipment company, and Control Devices, Inc., a manufacturer of bimetal fuses and sensing devices for the automobile industry. He is a director of Excel Industries, Inc., an automobile parts manufacturer, Selas Corporation of America, an industrial furnace company, and Adage Inc., a diversified manufacturing company.

     John T. Heald, Jr., age 52, has served as a Director of the Company since 1996. He is Senior Vice President of the Converting Group of Union Camp Corporation, a manufacturer of paper, packaging and wood products and a producer of chemicals used in flavors and fragrances. From 1989 to 1995 he was Vice President and General Manager of the Container Division of Union Camp Corporation. He also serves as a director of American Nutrition, Inc., a pet food manufacturing company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

             NAME                                          POSITION
------------------------------  --------------------------------------------------------------
Gerald A. Nathe...............  Chairman of the Board, President, Chief Executive Officer and
                                Director(1)
Akira Hara....................  Vice President and Director(1)
S. Roger Johansson............  Vice President
William J. Lauricella.........  Chief Financial Officer and Treasurer
Judith A. Booth...............  Director(3)
Samuel B. Fortenbaugh III.....  Director(3)
John T. Heald, Jr.............  Director(2)
M. Richard Rose...............  Director(2)
Wendell M. Smith..............  Director(3)
Ralph R. Whitney, Jr..........  Director(1)(2)

---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     S. Roger Johansson, age 50, has been a Vice President of the Company since November, 1996. He has been Managing Director of Amal AB, a subsidiary of the Company, since November, 1991. In October, 1995, he was made head of the Company's European Sector, and since April, 1997, has served as President of the Company's Material Handling Group.

     William J. Lauricella, age 38, has been Chief Financial Officer of the Company since July, 1993. He joined the Company in 1989, was appointed Assistant Treasurer in 1990 and was appointed Treasurer in 1992.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are duly elected and qualified.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1997, the Board held four regularly scheduled meetings, three special meetings and acted by written consent in lieu of meeting seven times. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $14,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors or Committee attended during the fiscal year ended June 30, 1997. The per-meeting fee is limited to one per day.

     Non-employee Directors also receive annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "Directors' Plan"). Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there are shares outstanding of Class A Common Stock to Class B Common Stock on such day. To date, options to purchase 28,458 shares of Class A Common Stock and 3,542 shares of Class B Common Stock have been granted under the Directors' Plan of which options to purchase 24,035 shares of Class A Common Stock and 3,321 shares of Class B Common Stock remain outstanding, with exercise prices ranging from $2.5625 to $5.50 for the options to purchase Class A Common Stock and between $3.20 and $6.875 for the options to purchase Class B Common Stock. Under the Plan, three Directors have each been granted options to purchase 6,222 shares of Class A Common Stock and 778 shares of Class B Common Stock; one Director has been granted options to purchase 5,328 shares of Class A Common Stock and 672 shares of Class B Common Stock; one Director has been granted options to purchase 2,689 shares of Class A Common Stock and 311 shares of Class B Common Stock; one Director has been granted options to purchase 894 shares of Class A Common Stock and 119 shares of Class B Common Stock; and one Director has been granted options to purchase 881 shares of Class A Common Stock and 106 shares of Class B Common Stock.

     A corporation controlled by one non-employee Director, Wendell M. Smith, has a consulting agreement with the Company. One employee Director, Akira Hara, has an employment agreement with one of the Company's subsidiaries; another employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1997, the Executive Committee met four times and acted by Written Consent in Lieu of Meeting once. The Executive Committee presently consists of Gerald A. Nathe, Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1997, the Audit Committee met four times. The Audit Committee presently consists of Judith A. Booth, Samuel B. Fortenbaugh III and Wendell M. Smith.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company and Directors who are not salaried employees. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan, and the 1996 Stock Option Plan. During the fiscal year ended June 30, 1997, the Compensation and Stock Option Committee met seven times and acted by written consent once. The Compensation and Stock Option Committee presently consists of John T. Heald, Jr., M. Richard Rose and Ralph R. Whitney, Jr.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board the candidates to be considered for nomination to the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three members, each of whom is a non-employee Director of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company. Decisions concerning grants or awards under certain of the Company's stock-based compensation plans are also made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for fiscal 1997 as they affect the executive officers of the Company.

     Philosophy

     The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and the management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy has recognized entrepreneurial spirit, encouraged small business unit initiatives and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels.

     During fiscal 1997, the Company developed a new financial performance measurement system called Economic Profit, or EP. With a focus on return on capital, EP is similar to Economic Value Added, or EVA(R). Beginning with fiscal 1998, all executive officers and a number of key employees of the Company will have their cash incentive compensation based on EP, either at the corporate, product group, or business unit level. Beginning with fiscal 1999, an overall corporatewide EP performance hurdle has been established to ensure that cash incentive compensation payments will be made at the product group and business unit levels only if the overall corporate hurdle has been achieved.

     Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which, in the case of each of Messrs. Smith, Nathe, Hara and Johansson, is set by their respective employment agreements), a bonus (which, during fiscal 1997 and for prior years was based on a formula tied to either the Company's consolidated net income and/or the income of a sector or subsidiary of the Company, but which, beginning with fiscal 1998 will be calculated in accordance with the new cash incentive compensation system described in the Philosophy section above), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have deferred compensation or supplemental retirement benefits reported under "Supplemental Retirement Benefits".

     FISCAL 1998 COMPENSATION. During fiscal 1998, it is expected that the employment agreements for Messrs. Nathe, Hara and Johansson will be amended to, among other things, conform their incentive compensation arrangements to the Company's newly designed cash incentive compensation program based upon EP.

     FISCAL 1997 COMPENSATION. Mr. Smith's base salary was set by his employment agreement with the Company, signed in 1990 and amended in 1995, (see Employment and Consulting Agreements section below). On February 10, 1997, Mr. Smith resigned as Chairman of the Company. As a result of such resignation, and pursuant to his employment agreement, the Company made compensation payments to Mr. Smith in the amount of $890,004. Prior to fiscal 1997, Polestar Limited ("Polestar"), a corporation controlled by Mr. Smith, as more fully described in the Employment and Consulting Agreements section below, received compensation under consulting agreements between three subsidiaries of the Company and Polestar, which compensation is included in Mr. Smith's bonus payments in the Summary Compensation Table. During fiscal 1997, said consulting agreements were canceled and renegotiated into a new agreement providing for payments by the Company to Polestar of $60,000 per year for consulting services for up to a maximum term of 17 years.

     Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited, signed in 1988 and amended in 1995. During fiscal 1997, Mr. Hara received a six (6%) percent increase in his base salary. As President of Baldwin Asia Pacific ("BAP"), Mr. Hara is a participant in the BAP Bonus Plan, under which participants are assigned target bonus opportunities equal to a percentage of the participant's base salary. The primary criteria for payment of a bonus to an employee under the BAP Bonus Plan are: (i) the pre-tax profit of BAP, and (ii) the degree to which the employee meets certain performance goals established at the beginning of each fiscal year, e.g., sales, product development, on-time delivery, improved cash flow, inventory turnover, and/or other personal goals and objectives. For fiscal 1997, BAP achieved its targeted profit level and Mr. Hara earned a cash bonus of $201,125 representing a portion of his bonus opportunity. A-Plus Limited, a corporation wholly-owned by Mr. Hara, described in detail in the Employment and Consulting Agreements section below, is entitled to other compensation by BAP, under a consulting agreement between BAP and A-Plus Limited, which compensation amounts to one percent (1%) of the after-tax profits of BAP. For fiscal 1997 Mr. Hara earned $33,517 under this agreement. The above amounts paid under the BAP Bonus Plan and consulting agreement with A-Plus Limited are included in Mr. Hara's bonus payments in the Summary Compensation Table. Also, during fiscal 1997, Mr. Hara was granted options to purchase 15,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as a Vice President of the Company.

     Mr. Johansson's base salary is set by employment agreements with two subsidiaries of the Company, Amal AB, and Baldwin Europe Consolidated ("BEC") signed in October 1995. During fiscal 1997, Mr. Johansson received a four (4%) percent increase in his base salary. As Managing Director of Amal, a portion of Mr. Johansson's incentive compensation is based on the performance of Amal. Amal and BEC each operate bonus programs similar to the BAP Bonus Plan. For fiscal 1997, Mr. Johansson earned $14,515 under the Amal bonus program; he did not receive a bonus under the BEC program. Also during fiscal 1997, Mr. Johansson was granted options to purchase 30,000 shares of Class A Common Stock and 100,000 shares of Class B Common Stock of the Company in recognition of his additional duties and responsibilities as a Vice President of the Company.

     Mr. Lauricella's annual base salary was increased to $172,500 in April 1997. Mr. Lauricella participates in the Baldwin Technology Company, Inc. Bonus Plan which is similar to the BAP Bonus Plan except that it is based on the after-tax consolidated results of the Company. For fiscal 1997, the Company did not achieve its minimum targeted profit level and Mr. Lauricella earned no bonus; however, in recognition of his efforts in concluding the Misomex divestiture, Mr. Lauricella was awarded a special one-time bonus of $25,000. Also during fiscal 1997, Mr. Lauricella was granted options to purchase 35,000 shares of Class A Common Stock and 20,000 shares of Class B Common Stock of the Company in recognition of his dedication and performance in carrying out his duties and responsibilities as Chief Financial Officer of the Company.

     CEO Disclosure

     In February 1997 Mr. Gerald A. Nathe was appointed Chairman of the Board of the Company. Since October 1995, Mr. Nathe has served as Chief Executive Officer of the Company, and prior to that time, as President of Baldwin Americas Corporation ("BAM") and President of the Company. Mr. Nathe's base salary is set by his employment agreement with the Company (see Employment and Consulting Agreements section below). Effective November 1, 1996, the Committee approved an increase in Mr. Nathe's annual base salary to $300,000. In December 1996, the Committee forgave an interest payment due from Mr. Nathe in the amount of $104,613 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Summary Compensation Table.

     During fiscal 1997, Mr. Nathe earned no bonus payments. He was granted options to purchase 35,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance as President and Chief Executive Officer.

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts in fiscal 1998 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision, except that the Company intends that fair market value stock options to be granted under the 1996 Stock Option Plan will qualify as "performance-based compensation" under Section 162(m).

                                          RALPH R. WHITNEY, JR. (Chairman)
                                          JOHN T. HEALD, JR.
                                          M. RICHARD ROSE

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 1997, 1996 and 1995, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                    --------------
                                                    ANNUAL COMPENSATION             STOCK OPTIONS
                                           --------------------------------------   (NO. OF SHARES
            NAME AND                                               OTHER ANNUAL        CLASS A/       ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY    BONUS(1)    COMPENSATION(2)      CLASS B)      COMPENSATION
--------------------------------  ------   ---------  --------    ---------------   --------------   ------------
Gerald A. Nathe.................   1997    $ 265,510  $    -0-                (3)    35,000/0          $106,333(4)
Chairman of the Board, President   1996    $ 190,004  $ 90,400                            0/60,000     $123,866
and Chief Executive Officer        1995    $ 192,192  $232,292                            0/25,000     $235,750

Akira Hara......................   1997    $ 329,135  $234,642(5)             (3)    15,000/0               -0-
Vice President and Director;       1996    $ 315,848  $270,249                       55,000/45,000          -0-
President--Graphic Products and    1995    $ 327,985  $254,479                       20,000/25,000          -0-
Controls Group(6)

S. Roger Johansson..............   1997    $ 152,897  $ 14,516                (3)    30,000/100,000         -0-
Vice President;
  President -- Material            1996    $ 162,367  $ 10,827                       25,000/0               -0-
Handling Group(6)

William J. Lauricella...........   1997    $ 155,608  $ 25,000                (3)    35,000/20,000     $  9,500(7)
Chief Financial Officer            1996    $ 142,900       -0-                       40,000/45,000     $  1,625
and Treasurer                      1995    $ 134,640  $ 56,624                       10,000/25,000     $  2,606

Wendell M. Smith................   1997    $ 147,981  $ 79,235(8)             (3)    10,000/0          $896,254(9)
former Chairman of the Board       1996    $ 241,031  $170,931                       50,000/45,000     $  1,625
                                   1995    $ 240,464  $188,395                       20,000/25,000     $  2,606

---------------
(1) Amounts shown include bonuses earned (whether or not paid) during the fiscal year.

(2) Does not include deferred compensation and retirement benefits (previously included for FY95) -- see Supplemental Retirement Benefits below.

(3) Excluded where benefits less than $50,000 or 10% of the total salary and bonus.

(4) Includes $104,613 representing forgiveness of interest payment due to the Company on December 1, 1996; also includes $1,720 representing life insurance policy premiums.

(5) Includes $201,125 to Mr. Hara directly under the Baldwin Asia Pacific Bonus Plan, and $33,517 to A-Plus Limited, a company wholly-owned by Mr. Hara.

(6) Amounts translated from foreign currency.

(7) Represents life insurance policy premiums.

(8) Consulting fees to Polestar Limited, a company wholly-owned by Mr. Smith.

(9) Includes $6,250 Directors fees paid to Mr. Smith after his resignation and $890,004 termination pay. Does not include $34,326 deferred compensation paid in fiscal 1997 after his resignation (see Employment and Consulting Agreements below).

     The following table sets forth certain information relating to options granted during fiscal 1997 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's Amended and Restated 1986 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL
                                               GRANTS
                                            ------------
                                             % OF TOTAL                     POTENTIAL REALIZABLE VALUE(3) AT ASSUMED
                                            OPTIONS/SARS                  ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                                OPTIONS/     GRANTED TO                                  OPTION TERM(4)
                                  SARS       EMPLOYEES      EXERCISE     ----------------------------------------------
                                GRANTED      IN FISCAL        PRICE      EXPIRATION
       NAME                      (#/SH)       YEAR(1)       ($/SH)(2)       DATE       0%($)(5)     5%($)       10%($)
------------------              --------    ------------    ---------    ----------    --------    --------    --------
G.A. Nathe........   Class A     35,000          7.41%        $3.00       10/07/06        $0       $ 66,033    $167,342
                     Class B          0
A. Hara...........   Class A     15,000          3.17%        $3.00       10/07/06        $0       $ 28,300    $ 71,718
                     Class B          0
S.R. Johansson....   Class A     30,000          6.35%        $3.00       10/07/06        $0       $ 56,600    $143,436
                     Class B    100,000         21.16%        $3.75       10/07/06        $0       $113,667    $403,122
W.J. Lauricella...   Class A     35,000          7.41%        $3.00       10/07/06        $0       $ 66,033    $167,342
                     Class B     20,000          4.23%        $3.75       10/07/06        $0       $ 22,733    $ 80,624
W.M. Smith........   Class A     10,000          2.12%        $3.00       02/10/97        $0       $  1,500    $  3,000
                     Class B          0

---------------
(1) Options to purchase a total of 352,500 shares of Class A Common Stock and 120,000 shares of Class B Common Stock, respectively, were granted to all employees as a group during the fiscal year ended June 30, 1997.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant for options to purchase shares of Class A Common Stock, and 125% of such closing price of the Company's Class A Common Stock for options to purchase shares of Class B Common Stock.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during fiscal 1997 are for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 1997 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                           SHARES                               AT FY-END(#)                 AT FY-END($)
                          ACQUIRED          VALUE        --------------------------   --------------------------
        NAME           ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
---------------------  --------------   --------------   --------------------------   --------------------------
G.A. Nathe...........        -0-              -0-         233,333/101,667 Class A           $0/$0 Class A
                                                           123,333/76,667 Class B           $0/$0 Class B
A. Hara..............        -0-              -0-          56,666/83,334 Class A            $0/$0 Class A
                                                           38,333/61,667 Class B            $0/$0 Class B
S.R. Johansson.......        -0-              -0-          20,000/55,000 Class A            $0/$0 Class A
                                                             0/100,000 Class B              $0/$0 Class B
W.J. Lauricella......        -0-              -0-          39,999/95,001 Class A            $0/$0 Class A
                                                            8,333/81,667 Class B            $0/$0 Class B
W.M. Smith...........        -0-              -0-             70,666/0 Class A              $0/$0 Class A
                                                              23,333/0 Class B              $0/$0 Class B

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of fiscal 1997 ($2.875), or in the case of Class B stock, 125% of such value of the Company's Class A Common Stock ($3.594).

SUPPLEMENTAL RETIREMENT BENEFITS

     Each of Messrs. Smith, Nathe, Hara and Johansson are entitled to deferred compensation or supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Smith's employment agreement provided for deferred compensation to be paid to him or his estate for the longer of 15 years or life, beginning at age 65 or upon his earlier retirement, in amounts equal to 40% of his final average compensation for his last three (3) years of employment, not to exceed $220,000 per year. Mr. Smith resigned as Chairman of the Company in February 1997. The annual amount to be paid Mr. Smith will be $102,979; during fiscal 1997, $34,326 was paid to Mr. Smith.

     Mr. Nathe's employment contract provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, beginning at age 62. The annual benefit not to exceed $175,000 annually, is equal to 40% of Mr. Nathe's final average compensation for his last three (3) years under his employment agreement. The estimated annual benefit is $175,000.

     Mr. Hara is a participant in the Retirement Allowance Plan for Representative Directors of Baldwin Japan Limited under his Employment Agreement executed in connection with the Stock Purchase Agreement between Mr. Hara and the Company made during fiscal 1989. Under that plan, Mr. Hara is entitled to receive a retirement benefit equal to his then current base salary multiplied by years of service and a multiplication factor for the position served, payable in a single lump sum payment. The estimated amount of this lump sum benefit is $1,518,766. In addition, pursuant to an amendment to his employment agreement made during fiscal 1996, Mr. Hara shall be entitled, if at retirement he has served as a Director of BJL for more than 20 years, at least 16 of which were as President and Representative Director, to receive a supplemental retirement allowance equal to 40% of the average of his three highest paid salary years during his employment by BJL. The supplemental retirement allowance is payable, beginning at age 65, for a minimum of 15 years or for life, whichever is longer. The estimated annual benefit of this supplemental retirement allowance is $158,339.

     As required by Swedish law, Mr. Johansson is a participant in the Amal AB retirement program, as are all Amal employees. Pursuant to the terms of Mr. Johansson's employment agreement, Amal is required to make additional contributions to the plan to ensure that adequate amounts have been accrued to allow for Mr. Johansson to retire at age 60 and receive the same amount of pension he would have received had he worked until the normal retirement age of
65. In addition to contributions made to the plan by Amal, Mr. Johansson has also made voluntary contributions to the plan. The estimated annual benefit, including amounts arising from Mr. Johansson's voluntary contribution is $84,857.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Audit Committee, is a partner in the law firm of Morgan Lewis & Bockius LLP, who serve as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 1997 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555 -- the Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Multigraphics, Inc., Baldwin Technology Company, Inc., Check Technology Corp., Gunther International Ltd., Indigo, NV, Presstek Inc., Publishers Equipment Corp., Scitex Ltd., Stevens International Inc. and Xeikon NV. The comparison assumes $100 was invested on June 30, 1992 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX
                               AND THE PEER GROUP

                                         'BALDWIN
        MEASUREMENT PERIOD              TECHNOLOGY
      (FISCAL YEAR COVERED)           COMPANY, INC.'        PEER GROUP       AMEX MARKET VALUE
JUN-92                                     100                 100                 100
JUN-93                                      91                 114                 114
JUN-94                                     113                  61                 112
JUN-95                                     127                  86                 132
JUN-96                                      89                  75                 152
JUN-97                                      72                  53                 168

         * $100 invested on 6/30/92 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

EMPLOYMENT AND CONSULTING AGREEMENTS

     During fiscal 1998, it is expected that the employment agreements for Messrs. Nathe, Hara and Johansson will be amended to, among other things, conform their incentive compensation arrangements to the Company's newly designed cash incentive compensation program based upon EP. The following describe the current arrangements.

     Effective July 1, 1990, the Company entered into an employment agreement with Wendell M. Smith, its Chairman of the Board, for a ten-year term. The employment agreement provided that Mr. Smith would be paid (x) an annual salary of no less than $200,000, (with minimum annual increases of not less than two percent), (y) annual incentive compensation in amounts not less than one-half of one percent (0.5%) of the Company's net income after taxes, provided that such amount may not exceed twice Mr. Smith's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Smith, whether the termination was with or without cause or with or without Company consent, whether the termination was at the end of the stated term of the employment agreement or thereafter, and whether the termination was due to death or disability. The employment agreement also provided for the payment of certain deferred compensation to Mr. Smith over a period of 180 months after the termination of his employment with the Company. Mr. Smith also agreed that, for a period of five years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company. This employment agreement was amended as of July 1, 1995 to (1) set $220,000 per year as the maximum annual payment of deferred compensation payable to Mr. Smith under his employment agreement, and (2) to revise the period of time during which said payments of deferred compensation shall be made to Mr. Smith to be 180 months after termination of employment, or life, whichever is longer. On February 10, 1997, Mr. Smith resigned as Chairman of the Company, his employment agreement with the Company was mutually terminated, and he received a payment from the Company of $890,004. Mr. Smith also began receiving his deferred compensation after February 10, 1997; $34,326 was paid to him during fiscal 1997, and, commencing with fiscal 1998, $102,979 will be paid annually for approximately 15 years or life, whichever is longer.

     Effective January 1, 1990, three of the Company's wholly-owned subsidiaries, Baldwin Americas Corporation ("BAM"), Baldwin Europe Consolidated Inc. ("BEC") and Baldwin Asia Pacific Corporation ("BAP"), entered into consulting agreements with Polestar Limited ("Polestar"), a corporation wholly-owned by Wendell M. Smith. Under the respective agreements, Polestar was obligated to provide certain management services outside of the United States in exchange for compensation equal to two percent (2%) of the after-tax profits of BAM, BEC and BAP, respectively, for the twelve (12) month period ending on each June 30, up to a maximum of $150,000 annually under each agreement. During fiscal 1997, the agreements were terminated, and a revised agreement was entered into between the Company and Polestar. The new agreement provides for payments of $60,000 per year and has a maximum term of seventeen (17) years. Polestar has agreed that, for a period of one year after the termination of the new consulting agreement, it will not compete and will not permit any of its employees (who include Mr. Smith) to compete, directly or indirectly, with the other party to such consulting agreement, and will not consult with any competitor of such party. Amounts earned by Polestar during the fiscal years ending June 30, 1997, 1996 and 1995 under the new and old agreements were $85,485, $158,341, and $160,140, respectively, which are included in Mr. Smith's bonus payments in the Summary Compensation Table above.

     Effective August 5, 1993, the Company entered into an employment agreement with Gerald A. Nathe, its President and Chief Executive Officer and President of Baldwin Americas Corporation ("BAM"), a subsidiary of the Company. The employment agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $175,000, (y) annual incentive compensation equal to one-half of one percent (0.5%) of the Company's net income after taxes, plus an amount determined under the Company's Executive and Key Personnel Bonus Plan, provided the aggregate amount of incentive compensation payable under the agreement shall not exceed two-times Mr. Nathe's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Nathe or the election of any other person as President of the Company, (ii) any merger or consolidation or sale of substantially all of the assets of the Company or BAM or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, provided he has provided services under the employment agreement for a period of no less than five years, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. The market value of the Company's Class A Common Stock attained $5.875 per share on October 10, 1994 and 40,000 shares were transferred to Mr. Nathe at no cost to him. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination. During fiscal 1996, the Compensation and Stock Option Committee of the Board of Directors of the Company agreed to amend Mr. Nathe's employment agreement to provide that he annually receive incentive compensation equal to two (2%) percent of the consolidated net after-tax profits of the Company.

     In November, 1988, Baldwin Japan Limited entered into an employment agreement with Akira Hara, its President. The employment agreement provides for Mr. Hara's continued employment by Baldwin Japan Limited until the earlier of Mr. Hara's retirement (not to take place prior to Mr. Hara's attaining the age of 61 or subsequent to his attaining the age of 68) or his death or disability. Further, Mr. Hara has agreed not to compete with Baldwin Japan Limited for a period of three years after the termination of the employment agreement. Effective July 1, 1995, the employment agreement between Mr. Hara and Baldwin Japan Limited was amended to include a supplemental retirement allowance.

     Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation, entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Akira Hara, a Director and Vice President of the Company. Under the consulting agreement, A-Plus Ltd. is obligated to provide certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and will receive compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that are earned by BAP up to a maximum of $75,000. The consulting agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. A-Plus Ltd. has agreed that for a period of one year after the termination of the consulting agreement, it will not compete and will not permit any of its employees (who presently include Mr.
Hara) to compete, directly or indirectly, with the other party to the consulting agreement, and will not consult with any competitor of such party. Amounts earned by A-Plus Ltd. during the fiscal years ending June 30, 1997, 1996 and 1995 under the agreement were $33,517, $39,131 and $46,561, respectively; said amounts are included in Mr. Hara's bonus payments in the Summary Compensation Table above.

     In October, 1995, two of the Company's subsidiaries, Amal AB and Baldwin Europe Consolidated B.V. entered into employment agreements with S. Roger Johansson, Managing Director of those entities. The employment agreements provide for (a) a minimum base annual salary of $165,000 to be paid, in the aggregate, to Mr. Johansson, (b) incentive compensation, (c) guaranteed pension, health insurance and group insurance as are customary in Sweden, and (d) the option of early retirement at age sixty (60). The agreements are for a term of one-year, automatically renewed for subsequent one (1) year periods unless canceled by either party.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into a loan and pledge agreement with William J. Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned Mr. Lauricella $164,063 to enable him to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the U.S. Dollar 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amount of the loans outstanding, including interest, during the year ended June 30, 1997 was $1,604,613 and $191,169 for Messrs. Nathe and Lauricella, respectively. On December 1, 1996, the Company forgave Mr. Nathe's interest payment in the amount of $104,613 which amount is included in Mr. Nathe's compensation in the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP audited the accounts of the Company for the fiscal year ending June 30, 1997. Price Waterhouse LLP has also audited the accounts of the Company since 1968.

     A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 1998 proxy statement provided they are received by the Company no later than June 17, 1998 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During fiscal 1997, to the best of the Company's knowledge, all required reports were filed on a timely basis, except by Mr. Johansson who filed one late Form 3 report. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

EVA(R) is a registered trademark of Stern Stewart & Co.

                                   PROXY


                                                           CLASS A COMMON STOCK

                       BALDWIN TECHNOLOGY COMPANY, INC.

                        Annual Meeting of Stockholders

                         To Be Held November 18, 1997



       Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Tara Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 18, 1997 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.



                (continued and to be signed on reverse side)
                                                                   SEE REVERSE
                                                                      SIDE

[X] Please mark
    votes as in
    this example


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1. To elect three Class I Directors           2. To transact such other business
   to serve for three-year terms or              as may properly come before the
   until their successors are elected            meeting or any adjournment
   and qualified.                                thereof.
   Nominees: Judith A. Booth, Samuel B.
   Fortenbaugh III and Wendell M. Smith
                FOR         WITHHELD
               [    ]        [   ]

                                              MARK HERE IF YOU PLAN TO ATTEND
[    ]                                        THE MEETING [   ]
      --------------------------------------
     For all nominees exccept as noted above
                                              MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE AT LEFT [   ]


                                              PLEASE SIGN, DATE AND RETURN PROXY
                                              CARD PROMPTLY USING THE ENCLOSED
                                              ENVELOPE

                                              When shares are held by joint
                                              tenants both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Please sign exactly as name
                                              appears hereon.


Signature:                Date:        Signature:              Date:
         ----------------      --------          --------------     -----------

                                   PROXY


                                                           CLASS B COMMON STOCK

                       BALDWIN TECHNOLOGY COMPANY, INC.

                        Annual Meeting of Stockholders

                         To Be Held November 18, 1997



       Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints GERALD A. NATHE, HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Tara Stamford Hotel, 2701 Summer Street, Stamford, Connecticut on November 18, 1997 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.



                (continued and to be signed on reverse side)
                                                                   SEE REVERSE
                                                                      SIDE

[X] Please mark
    votes as in
    this example


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1. To elect two Class I Directors             2. To transact such other business
   to serve for three-year terms or              as may properly come before the
   until their successors are elected            meeting or any adjournment
   and qualified.                                thereof.
   Nominees: Samuel B. Fortenbaugh III
             and Wendell M. Smith
                FOR         WITHHELD
               [    ]        [   ]

                                              MARK HERE IF YOU PLAN TO ATTEND
[   ]                                         THE MEETING [   ]
     ----------------------------------
         For both nominees exccept
               as noted above                 MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE AT LEFT [   ]


                                              PLEASE SIGN, DATE AND RETURN PROXY
                                              CARD PROMPTLY USING THE ENCLOSED
                                              ENVELOPE

                                              When shares are held by joint
                                              tenants both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give full title
                                              as such. If a corporation, please
                                              sign in full corporate name by
                                              President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Please sign exactly as name
                                              appears hereon.


Signature:                Date:        Signature:              Date:
         ----------------      --------          --------------     -----------